UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2014

QUINTILES TRANSNATIONAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4820 Emperor Blvd. Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 27, 2014, Quintiles Transnational Holdings Inc. (the “Company”) entered into a Share Repurchase Agreement (the “Agreement”) with TPG Quintiles Holdco, L.P. (“Seller”). Pursuant to the Agreement, on May 28, 2014, the Company closed the repurchase of 3,287,209 shares of the Company’s common stock, par value $0.01 per share, from the Seller in a private transaction for an aggregate purchase price of approximately $165.1 million. The Company funded this private repurchase transaction with cash on hand. The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

After the close of this private repurchase transaction, the Company remains a “controlled company” within the meaning of the New York Stock Exchange rules.

This private repurchase transaction of the Company shares is in addition to the existing $125 million repurchase program (the “2013 Repurchase Program”) approved by the Company’s board of directors on October 30, 2013. As of today, the Company has remaining authorization to repurchase up to $59.5 million of Company shares under the existing 2013 Repurchase Program.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2014	QUINTILES TRANSNATIONAL HOLDINGS INC.

	By:	/s/ Kevin K. Gordon
Kevin K. Gordon
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Share Repurchase Agreement, dated May 27, 2014, between Quintiles Transnational Holdings Inc. and TPG Quintiles Holdco, L.P.